                                   EXHIBIT B

               TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
               --------------------------------------------------
                           DURING THE PAST SIXTY DAYS
                           --------------------------

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Settlement       By          For the     Quantity     Price     Type of Trade   Broker
  Date       -----------   Account of    --------      per      -------------   ------
----------                 -----------                Share
                                                    ---------
--------------------------------------------------------------------------------------
  03/24/98   BVF Ltd.      Partners         3,000     $5.3333   Purchase        INET
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  03/25/98   BVF Ltd.      Partners         4,000     $5.2500   Purchase        INET
--------------------------------------------------------------------------------------
  04/03/98   BVF           Partners         3,500     $5.2500   Purchase        INET
--------------------------------------------------------------------------------------
  04/03/98   BVF Ltd.      Partners         3,000     $5.2500   Purchase        INET
--------------------------------------------------------------------------------------
  04/20/98   BVF           Partners       149,000     $5.0000   Purchase        VECT
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  04/20/98   PAL           Partners        40,000     $5.0000   Purchase        VECT
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  04/20/98   ZPG           Partners        27,000     $5.0000   Purchase        VECT
--------------------------------------------------------------------------------------
  04/20/98   BVF Ltd.      Partners       194,000     $5.0000   Purchase        VECT
--------------------------------------------------------------------------------------


     INET      =    Instinet
     VECT      =    Vector Securities